                                                                     EXHIBIT 2.2

                           SUBSCRIBER COMPUTING, INC.
                       18881 VON KARMAN AVENUE, SUITE 450
                            IRVINE, CALIFORNIA 92715


                                 April 28, 1998


Corsair Communications, Inc.
3708 Hillview Avenue
Palo Alto, California 94304
Attention: Chief Financial Officer

Anteater Acquisition Corp.
c/o Corsair Communications, Inc.
3708 Hillview Avenue
Palo Alto, California 94304
Attention: Chief Financial Officer

Subject: Acknowledgment Regarding Amendment to Agreement and Plan of
         Reorganization

Ladies and Gentlemen:

        Reference is made to the Agreement and Plan of Reorganization, dated as of April 2, 1998 (the "Agreement"), by and among Corsair Communications, Inc., a Delaware corporation ("Parent"), Anteater Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and Subscriber Computing, Inc., a Delaware corporation (the "Company") (Parent, Merger Sub and the Company are sometimes to referred to herein as the "Parties").

        The Parties have recently decided that the Company's financial statements for the six-month period ending March 31, 1998, copies of which are attached hereto as Exhibit "A" (the "March Financial Statements"), should be utilized for the basis of the Company's representations and warranties and any related closing conditions contained within the Agreement in lieu of the Company's financial statements for the five-month period ending February 28, 1998.

        Accordingly, the Parent, Merger Sub and Company hereby acknowledge and agree that the Agreement, including any associated disclosure schedules, is amended in the following manner:


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        (i)     All references to the "Balance Sheet" and the "Company
                Financials" in the Agreement are hereby changed to refer to the Company's March 31, 1998 balance sheet and the Company's March Financial Statements, respectively; and

        (ii) Schedule 2.5 to the Agreement is hereby changed to be replaced with Exhibit "A" attached hereto.

        Additionally, the Parties expressly agree that the matters reflected in the March Financial Statements do not (i) constitute an adverse change in the business, assets (including intangible assets), financial condition, results of operations, liabilities or prospects of the Company; (ii) constitute a breach of any representation, warranty, covenant or agreement contained in the Agreement on the part of the Company; or (iii) have a "Material Adverse Effect" on the Company as such term is used within the Agreement.

                                      Sincerely,

                                      SUBSCRIBER COMPUTING, INC.,
                                      a Delaware corporation


                                      /s/ DENNIS ANDREWS
                                      ----------------------
                                      Dennis Andrews,
                                      Chief Executive Officer

AGREED:
CORSAIR COMMUNICATIONS, INC.,
a Delaware corporation


/s/ MARY ANN BYRNES
----------------------
Mary Ann Byrnes
President and Chief Executive Officer

ANTEATER ACQUISITION CORP.,
a Delaware corporation


/s/ MARY ANN BYRNES
----------------------
Mary Ann Byrnes
President and Chief Executive Officer

                                  EXHIBIT "A"

                           MARCH FINANCIAL STATEMENTS


                           SUBSCRIBER COMPUTING, INC.

                            STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)

--------------------------------------------------------------------------------


                                                                     Six Months
                                                                        Ended
                                                                      March 31
                                                                        1998
                                                                    (Unaudited)
Revenues
Software                                                           $  2,887,953
Service, Maintenance and Other                                        3,568,850
                                                                   ------------

Total Revenues                                                        6,456,803

Cost of Sales
Software                                                              1,061,687
Service, Maintenance and Other                                        2,616,224

Total Cost of Sales                                                   3,677,911

Gross Margin                                                          2,778,892

Operating Costs and Expenses:
Research and Development                                              5,033,239
Sales and Marketing                                                   1,927,439
General and Administrative                                            3,211,506
                                                                   ------------

Total Operating Costs and Expenses                                   10,172,184

Operating Loss                                                       (7,393,292)

Interest and Other Income (Expense), Net                                (10,001)
                                                                   ------------

Loss Before Provision For Income Taxes                             $ (7,403,293)

Provision For Income Taxes                                                  800

Net Loss                                                           $ (7,404,093)
                                                                   ============

                           SUBSCRIBER COMPUTING, INC.

                                 BALANCE SHEETS
                                 MARCH 31, 1998
                                   (UNAUDITED)



                                                                       MARCH 31,
                                                                        1998
                                                                     (UNAUDITED)
                                                                     -----------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                            $ 1,512,688
Restricted cash                                                          806,944
Accounts receivable, net of allowance for
doubtful accounts of $978,967 and $228,628                             4,060,180
Current portion of installments receivable                               277,968
Prepaid expenses and other current assets                                578,824
                                                                     -----------

Total Current Assets                                                   7,236,604

LONG-TERM INSTALLMENTS RECEIVABLE
PROPERTY AND EQUIPMENT, net                                            3,715,814

OTHER ASSETS:
Software license fees, net
Goodwill, net
Other                                                                    192,696
                                                                     -----------

TOTAL ASSETS                                                          11,145,114
                                                                     ===========

                           SUBSCRIBER COMPUTING, INC.

                                 BALANCE SHEETS
                                 MARCH 31, 1998
                                   (UNAUDITED)



                                                                                   MARCH 31
                                                                                   1998
                                                                                (UNAUDITED)
                                                                               ------------
LIABILITIES AND CAPITAL DEFICIENCY

CURRENT LIABILITIES:
Accounts Payable                                                               $  1,796,394
Accrued expenses                                                                  2,263,069
Short-term borrowings                                                             2,500,000
Deferred revenue                                                                  3,383,665
Current portion of obligations under capital leases                                 371,571
Current Portions of notes payable                                                 3,364,135
                                                                               ------------

Total Current Liabilities                                                        13,678,837

DEFERRED RENT                                                                       139,089
LONG TERM PORTION OF OBLIGATIONS
   UNDER CAPITAL LEASES                                                             240,987
LONG TERM PORTION OF NOTES PAYABLE                                                2,188,063
DEFERRED REVENUE, net of current portion
                                                                               ------------

Total Liabilities                                                                16,246,976

CAPITAL DEFICIENCY:

Preferred Stock - Series A Convertible - $.01 par value; 348,687 shares authorized; none issued and outstanding
Preferred Stock - Series B Senior Convertible Participating - $.01 par value;
   4,300,000 shares authorized; 4,209,863 shares issued and
   outstanding                                                                   14,318,423
Common Stock - $.01 par value; 20,000,000
   Shares authorized; 8,443,944 and 8,386,338
   shares issued and outstanding at March 31, 1998
   and 1997, respectively                                                           876,738
Notes receivable from sale of common stock                                         (403,571)
Capital Deficiency                                                              (19,893,452)
                                                                               ------------
Total Capital Deficiency                                                         (5,101,862)
                                                                               ------------

TOTAL LIABILITIES AND
   CAPITAL DEFICIENCY                                                          $ 11,145,114
                                                                               ============